UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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☐ Soliciting Material under §240.14a-12

TCF Financial Corporation
(Name of Registrant as Specified In Its Charter)

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TCF Financial Corporation
333 W. Fort Street
Detroit, MI 48226
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of TCF Financial Corporation (the “Company”), dated March 25, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 6, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 22, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2020

To the Shareholders of TCF FINANCIAL CORPORATION:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of TCF Financial Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020 at 12:00 p.m., Eastern Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 9, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. If you were a shareholder as of March 9, 2020, you are able to vote your shares at proxyvote.com using the instructions provided with your proxy materials that were distributed beginning on March 25, 2020. You may be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TCF2020, the virtual meeting link. In order to vote your shares or submit questions during the virtual meeting via the virtual meeting link, you must enter the control number found on your proxy card, voting instruction form or other notice that accompanied your proxy materials. Individuals without a control number may attend the virtual meeting as a guest using the virtual meeting link, but will not have the option to vote or submit a question. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Craig R. Dahl
President and Chief Executive Officer

Gary Torgow
Executive Chairman of the Board

April 22, 2020

The Annual Meeting on May 6, 2020 at 12:00 p.m. Eastern Time is available at
www.virtualshareholdermeeting.com/TCF2020.
The proxy statement and Annual Report are available on our Investor Relations website at http://ir.tcfbank.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.